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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          ARAMEX INTERNATIONAL LIMITED

________________________________________________________________________________
             (Exact name of registrant as specified in its charter)

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
                  Bermuda                                   [Not Appliable]

  (State of incorporation or organization)        (I.R.S. employer identification no.)

                                                            [Not Applicable]

       2 Badr Shaker Alsayyab Street
         Um Uthayna, Amman, Jordan
  (Address of principal executive offices)                     (zip code)

If this form relates to the registration of   If this form relates to the registration of
 a class of debt securities and is effective  a class of debt securities and is to become upon filing pursuant to General Instruction  effective simultaneously with the
 A(C)(1) please check the following           effectiveness of a concurrent registration
 box.  / /                                    statement under the Securities Act of 1933
                                              pursuant to General InstructionA(C)(2)
                                              please check the following box.  / /

            Securities to be registered pursuant to Section 12(b) of the Act:
            Title of each class               Name of each exchange on which each class is
             to be so registered              to be registered

                    None                                          None
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       Securities to be registered pursuant to Section 12(g) of the Act:
                    Common Stock ($.01 par value per share)

                                (Title of class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

    The description of the Common Stock of Aramex International Limited to be registered hereunder is set forth under the heading "Description of Capital Stock" in the Company's Registration Statement on Form F-1 (Registration No. 333-15639) (the "Registration Statement") originally filed by the Company with the Securities and Exchange Commission on November 6, 1996, which description is incorporated herein by reference.

ITEM 2. EXHIBITS

    1. Memorandum of Association of Aramex International Limited is set forth as Exhibit 3.1 to the Registration Statement and is incorporated herein by reference.

    2. Bye-laws of Aramex International Limited are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

    3. Specimen of Common Stock Certificate is set forth as Exhibit 4.1 to the Registration Statement and is incorporated herein reference.

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 16, 1996
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                                                                      ARAMEX INTERNATIONAL LIMITED

                                                                      By:

                                                              /s/ FADI GHANDOUR
                                                              -----------------------------------------
                                                              Fadi Ghandour
                                                              PRESIDENT AND CHIEF
                                                              EXECUTIVE OFFICER
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